Exhibit 10.4

EXECUTION VERSION

ServiceMaster Global Holdings, Inc.
c/o The ServiceMaster Company, LLC
860 Ridge Lake Boulevard
Memphis, Tennessee 38120

March 21, 2014

Ridgemont Partners Management, LLC
150 North College Street, Suite 2500
Charlotte, NC 28202

Attention:  Edward Balogh

Ladies and Gentlemen:

Since the acquisition of shares of ServiceMaster Global Holdings, Inc. (the “Parent”) on March 30, 2012 by your affiliate Ridgemont Partners Secondary Fund I, L. P., you and the other equity sponsors have received regular reports and participated in numerous monthly operating review meetings regarding the business, operations and financial condition of the Parent, The ServiceMaster Company, LLC (the “Company”) and its and their subsidiaries (the “Company Group”) in order to enable you to provide oversight and input as to the performance of the Company Group.  The Company has concluded that, in light of the scope and extent of the on-going management and consulting services being provided by Ridgemont Partners Management, LLC (“you” or “Consultant”), it would be appropriate to compensate you for those services on the terms and subject to conditions that follow:

1.                                      The Company has retained you, and you hereby agree to accept such retention, to provide to the Company Group, when and if called upon, management and consulting services in the form of making available one of your employees to serve as a member of, or observer to, the Board of Directors of Parent and/or the Company and to participate in periodic operating reviews conducted with senior management of the Company Group (the “Consulting Services”) and such other ancillary advice as may be reasonably requested by the Company Group.  As compensation for the Consulting Services, commencing on the date hereof, the Company agrees to pay you a fee (the “Consulting Fee”) of  $250,000 per year, one quarter of which shall be payable quarterly in advance of the first day of each January, April, July and October, beginning on April 1, 2014.

2.                                      The Company will, and will cause each member of the Company Group to, use its commercially reasonable efforts to furnish, or to cause their respective subsidiaries and agents to furnish, Consultant with such information (the “Information”) as may be reasonably needed in order for the Consultant to fulfill its engagement hereunder.  The Company acknowledges and agrees that (a) Consultant will rely on the Information and on information available from generally recognized public sources in performing the Consulting Services and the services contemplated by paragraph 1 and (b) Consultant does not assume responsibility for the accuracy or completeness of the Information and such other information.

3.                                      Consultant acknowledges that the Company has previously entered substantially similar agreements with Citigroup Private Equity L.P. and J.P. Morgan Ventures Corporation,

dated as of August 13, 2009, and that the Company has previously entered into a Consulting Agreement, dated as of July 24, 2007 (as the same may be amended from time to time, the “CD&R Consulting Agreement”), with Clayton, Dubilier & Rice, Inc. (collectively, the “Other Consultants”), pursuant to which the Other Consultants are to provide consulting services to the Company Group.  The Consultant will coordinate with the Other Consultants in connection with its provision of such services to the Company Group, provided that Consultant shall not be liable to any member of the Company Group as a result of any such services provided, or the failure to provide such services, by the Other Consultants.

4.                                      Parent and the Company (on behalf of itself and the other members of the Company Group) hereby acknowledge and agree that the services provided by Consultant hereunder are being provided subject to the terms of this agreement (including, without limitation, paragraph 10).

5.                                      You shall act as an independent contractor, with duties solely to the Company Group.  The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  Nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this agreement.  Without limiting the generality of the foregoing, the parties acknowledge that nothing in this agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Parent or its subsidiaries or affiliates, or any present or future creditor of the Parent or its subsidiaries or affiliates, any rights or remedies under or by reason of this agreement or any performance hereunder.

6.                                      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.  With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this agreement by, among other things, the mutual waivers and certifications contained in this paragraph 6.

7.                                      All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

If to Parent or the Company:

The ServiceMaster Company, LLC
                                                                                                860 Ridge Lake Boulevard
                                                                                                Memphis, Tennessee 38120
                                                                                                Attention:   General Counsel
                                                                                                Facsimile:   (901) 597-8025

with a copy to:

Clayton, Dubilier & Rice, Inc.
                                                                                                375 Park Avenue
                                                                                                18th Floor
                                                                                                New York, New York  10152
                                                                                                Attention: Theresa Gore
                                                                                                Facsimile:  (212) 407-5252

if to Consultant, at the address set forth below its signature.

8.                                      This agreement shall continue in effect until the earliest of (i) June 30, 2016, (ii) an IPO (as defined in the Amended and Restated Stockholders Agreement, dated as of January 14, 2014, among Parent, Ridgemont and certain of its other stockholders (the “Stockholders Agreement”)) and (iii) the termination of the CD&R Consulting Agreement, and may be earlier terminated by Consultant on 30 days’ prior written notice to the Company.  The provisions of this agreement shall not survive any termination hereof, provided that, notwithstanding the foregoing, paragraph 1 shall survive any termination solely as to any portion of any Consulting Fee not paid or reimbursed prior to such termination.

9.                                      Except in cases of gross negligence or willful misconduct, Consultant, its affiliates and any of its and their respective employees, officers, directors, partners, consultants, members or stockholders shall have no liability of any kind whatsoever to any member of the Company Group for any damages, losses or expenses (including, without limitation, interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of services hereunder.  In no event shall Consultant, its affiliates and any of its and their respective employees, officers, directors, partners, consultants, members or stockholders shall have liability of any kind whatsoever to any member of the Company Group for any special, punitive, incidental or consequential damages.

10.                               This agreement, together with the Stockholders Agreement, the Registration Rights Agreement, dated as of July 24, 2007, among the Parent and certain of its stockholders and the Indemnification Agreement, entered into as of the date hereof, among you, the Parent and the Company, constitute the entire agreement between Consultant, the Company and the Parent with respect to the subject matter of this agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement, and there are no agreements or understandings between the parties in respect of the subject matter hereof other than those set forth or referred to in this agreement.  The Company and the Parent acknowledge and agree that Consultant makes no representations or warranties in connection with this agreement or its provision of services pursuant hereto.  The Company agrees that any acknowledgment or agreement made by the Company in this agreement is made on behalf of the Company and the other members of the Company Group.

11.                               This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns; provided, that (i) neither this agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto and (ii) any assignment by Consultant of its rights but not the obligations under this agreement to any entity directly or indirectly controlling, controlled by or under common control with Consultant shall be expressly permitted hereunder and shall not require the prior written consent of the Company.  This agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this agreement and their respective successors and assigns.

12.                               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement.  This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing (a) duly executed by the parties hereto, and (b) approved by a majority of the members of the Parent’s board of directors who are not employees of the Parent or its subsidiaries or Consultant or its affiliates.

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If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

THE SERVICEMASTER COMPANY, LLC

By:	/s/ Alan J. M. Haughie
	Name:	Alan J. M. Haughie
	Title:	SVP & CFO

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Alan J. M. Haughie
	Name:	Alan J. M. Haughie
	Title:	SVP & CFO

Agreed to and accepted as of the date first
above written:

RIDGEMONT PARTNERS MANAGEMENT, LLC

By:	/s/ Edward A. Balogh, Jr.
	Name:	Edward A. Balogh, Jr.
	Title:	COO

Address for Notice:

Ridgemont Partners Management, LLC

150 North College Street, Suite 2500

Charlotte, NC 28202

Attention:  Edward Balogh

Facsimile:  (704) 944-0973

Email: ebalogh@ridgemontep.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Margaret A. Gibson

Facsimile: (312) 862-2200